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                                                                   EXHIBIT 23.5
                                   CONSENT
                                      OF
                              HAMBRECHT & QUIST LLC

        We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Health Data Sciences Corporation ("HDS") as Annex C to the Proxy Statement/Prospectus of Medaphis Corporation relating to the proposed merger transaction involving Medaphis, RAKSub, Inc. and HDS and (ii) references made to our firm and such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY -- THE MERGER" and "THE MERGER -- Reasons for the Merger" and "-- Opinion of Financial Advisor to HDS". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        By: /s/ David G. Golden
                                           -------------------------------
                                                David G. Golden
                                               Managing Director
                                              Hambrecht & Quist LLC
San Francisco, California
May 23, 1996